                                                                         2/15/05
                       THRID LEASE MODIFICATION AGREEMENT

     THIS THIRD LEASE MODIFICATION AGREEMENT, made this 23rd day of February,
2005 by and between 1000 SECAUCUS ROAD, L.L.C. (SUCCESSOR IN INTEREST TO HARTZ
MOUNTAIN ASSOCIATES), a New Jersey partnership, having an office at 400 Plaza
Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as "Landlord") and G-III LEATHER FASHIONS, INC., a New York corporation having an office at 512 7TH Avenue, New York, New York 10018 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, by Agreement of Lease dated September 21, 1993, as amended by
Consent to Sublease dated May 26, 2000, Lease Modification Agreement dated March
10, 2004 and Second Lease Modification Agreement dated August 26 2004
(collectively the "Lease") Landlord leased to Tenant and Tenant hired from
Landlord approximately 107,186 square feet of Floor Space located at 1000
Secaucus Road in Secaucus, New Jersey (hereinafter the "Demised Premises"); and

     WHEREAS, Landlord and Tenant wish to modify the Lease to reflect an increase in the area of the Demised Premises and amend the Lease accordingly;

     NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1. ADDITIONAL PREMISES: The Demised Premises shall be expanded to include an additional approximately 94,962 square feet of Floor Space (the "Additional
Premises") as noted on Exhibit A, annexed hereto. Landlord hereby leases to
Tenant and Tenant hereby leases from Landlord the Additional Premises, which shall be delivered to Tenant on October 1, 2005 (the "Additional Premises
Commencement Date"). Except as expressly provided to the contrary, from and after the Additional Premises Commencement Date all references in the Lease to the Demised Premises shall be deemed to include the Additional Premises.

2. TERM: The Term of the Lease is hereby extended for an additional five year period (the "Second Extended Period") until February 28, 2011 (the "Expiration
Date"). The Term for the leasing of the Additional Premises shall be for the period beginning on the Additional Premises Commencement Date and continuing until the Expiration Date.

3. FIXED RENT: During the Second Extended Period, the Fixed Rent for the Demised
Premises shall be at the annual rate of Five and 87/100 Dollars ($5.87)
multiplied by the Floor Space of the Demised Premises. The Fixed Rent for the
Additional Premises shall be at the annual rate of Five and 87/100 Dollars
($5.87) multiplied but the Floor Space of the Additional Premises.

4. TENANT'S FRACTION: Effective as of Additional Premises Commencement Date, the
Tenant's Fraction shall be increased from 53.06% to 100%.

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5. LANDLORD'S WORK: Landlord shall perform the following at its sole cost and expense with respect to the Additional Premises:

     1. All existing mechanicals, lights and loading docks will be delivered in good working order.

     2. Existing offices to be repainted with one of Landlord's standard paint selections chosen by Tenant.

     3. Existing offices to be re-carpeted with one of Landlord's standard carpet selections chosen by Tenant and all existing vinyl floor will be stripped and polished.

     4. Upon consultation with Tenant Landlord will provided six 10' x 10'
openings in order to connect the existing Demised Premises to the Additional
Premises.

     5. All existing cracks and pot holes in the parking area will be repaired.

6. SECURITY DEPOSIT: On the date hereof Tenant shall deliver to Landlord an additional Security Deposit in the sum of $71,222.00 in the form of a Letter of
Credit or an amendment to the existing Letter of Credit.

7. RENEWAL OPTION: The extension of the Term period for above shall be deemed to be Tenant's exercise of the renewal option contained in the Lease and there shall be no further option to renew

8. LANDSCAPING: From and after the Additional Premises Commencement Date, Tenant
(rather than Landlord) shall be responsible for the performance of the ground and maintenance specifications annexed hereto as Exhibit B.

9. CERTIFICATION: Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist,
"Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets
Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney's fees and costs) arising from or related to any breach of the foregoing certification.

10. Except as provided herein, all of the terms and conditions of the Lease as amended above are in full force and effect and are confirmed as if fully set forth herein.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Lease
Modification Agreement to be duly executed as of the day and year first above written.

                                          1000 SECAUCUS ROAD, L.L.C.

                                          BY: HARTZ MOUNTAIN ASSOCIATES
                                          BY: HARTZ MOUNTAIN INDUSTRIES, INC.

                                          By: /s/ Vincent Rubino
                                              ----------------------------------
                                              Vincent Rubino
                                              Senior Vice President

                                          G-III LEATHER FASHIONS, INC.

                                          By: /s/ Wayne Miller
                                              ----------------------------------
                                              Name: Wayne S. Miller
                                              Title: Chief Operating Officer

G-III Apparel Group, Ltd., as Guarantor, hereby agrees that its obligations under its Guaranty dated September 21, 1993 shall remain in full force and effect and shall apply to all obligations with respect to the foregoing Third
Lease Modification Agreement.

                                              G-III Apparel Group LTD.

                                              By: /s/ Wayne Miller
                                                  ------------------------------
                                                  Name: Wayne S. Miller
                                                  Title: Chief Operating Officer

Copyright (C) Hartz Mountain Industries, Inc. 2003. All Rights Reserved. No
portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

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